HOLLY ENERGY PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN
RESTRICTED UNIT AGREEMENT
(Director)
This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Restricted Units (“Notice of Grant”) by and between Holly Logistic Services, L.L.C. (the “Company”), and you.
WHEREAS, the Company in order to induce you to enter into and to continue and dedicate service to the Company and Holly Energy Partners, L.P. (the “Partnership”) and to materially contribute to the success of the Company and the Partnership agrees to grant you this restricted unit award;
WHEREAS, the Company adopted the Holly Energy Partners, L.P. Long-Term Incentive Compensation Plan as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted unit awards to certain employees and service providers of the Company;
WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this restricted unit agreement (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and
WHEREAS, you desire to accept the restricted unit award made pursuant to this Agreement.
NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
1.Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any other compensation for your services for the Company, an award (the “Award”) consisting of the aggregate number of Units set forth in the Notice of Grant in accordance with the terms and conditions set forth herein and in the Plan.
2.    Restricted Units. The Company shall obtain the Units subject to this Agreement and cause such Units to be held for you in book entry form by the Partnership’s transfer agent with a notation that the Units are subject to restrictions. You hereby agree that the Restricted Units shall be held subject to restrictions as provided in the Agreement until the restrictions on such Restricted Units expire or the Restricted Units are forfeited as provided in Section 6 of this Agreement. You hereby agree that if part or all of the Restricted Units are forfeited pursuant to this Agreement, the Company shall have the right to direct the Partnership’s transfer agent to cancel such forfeited Restricted Units or, at the Company’s election, transfer such Restricted Units to the Company or to any designee of the Company.

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3.    Ownership of Restricted Units. Effective from the Date of Grant, you are a unitholder with respect to all of the Restricted Units granted to you pursuant to Section 1 and have all of the rights of a unitholder with respect to all such Restricted Units, including the right to receive all distributions paid with respect to such Restricted Units and any right to vote with respect to such Restricted Units subject, however, to the restrictions hereinafter described, including, without limitation, those described in Section 4; provided, however, that each distribution will be made no later than 30 days following the date the distributions are paid to the holders of Units generally.
4.    Restrictions; Forfeiture. The Restricted Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 5 of this Agreement and as described in the Notice of Grant. The Restricted Units are also restricted in the sense that they may be forfeited to the Company. You hereby agree that if the Restricted Units are forfeited, as provided in Section 6, the Company shall have the right to deliver the Restricted Units to the Partnership’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.
5.    Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Restricted Units granted pursuant to this Agreement will expire and the Restricted Units will become transferable, except to the extent provided in Section 9 of this Agreement, and nonforfeitable as set forth in the Notice of Grant and in Section 6 of this Agreement, provided that you remain a member of the Board until the applicable dates and times set forth therein. Restricted Units that become vested and non-forfeitable as provided in this Agreement are referred to herein as “Vested Units.”
6.    Termination of Services.
(a)    Termination Generally. Subject to subsections (b), (c) and (d), if you cease to be a member of the Board for any reason, then those Restricted Units for which the restrictions have not lapsed as of the date of separation from the Board shall become null and void and those Restricted Units shall be forfeited. The Restricted Units for which the restrictions have lapsed as of the date of such termination shall not be forfeited.
(b)    Termination Due to Death, Disability or Retirement. In the event of your (i) death, (ii) total and permanent disability, as determined by the Committee in its sole discretion, or (iii) retirement, as determined by the Committee in its sole discretion, before all of the Restricted Units have become Vested Units, you will forfeit a number of Restricted Units equal to the number of Restricted Units specified in Notice of Grant times the percentage that the period of full months beginning on the first day of the calendar month following the date of death, disability or retirement, as applicable, and ending on the anniversary of the Date of Grant bears to twelve (12) and any remaining Restricted Units that are not vested will become Vested Units; provided, however, that any fractional Units will become null and void and automatically forfeited. In its sole discretion, the Committee may decide to vest all of the Restricted Units in-lieu of the prorated number of Restricted Units as provided in this Section 6(b). Unless the Committee determines otherwise, in its sole discretion, you or your beneficiary or estate will have no right to any Restricted Units that remain subject to restrictions, and those Restricted Units will be forfeited.

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(c)    Change in Control. In the event of a Change in Control before lapse of all restrictions pursuant to Section 4(a) above, all restrictions described in Section 5 shall lapse and the Restricted Units will become Vested Units and the Company shall deliver the Vested Units to the Director as soon as practicable thereafter.
7.    Delivery of Units. Promptly following the expiration of the restrictions on the Restricted Units as contemplated in Section 5 of this Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of Restricted Units as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions. The value of such Restricted Units shall not bear any interest owing to the passage of time.
8.    Adjustment of Restricted Units. The number of Restricted Units granted to you pursuant to this Agreement shall be adjusted to reflect distributions of the Partnership paid in units, unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the units with respect to which they were distributed or issued. In the event that the outstanding Units of the Partnership are exchanged for a different number or kind of units or other securities, or if additional, new or different units are distributed with respect to the Units through merger, consolidation, or sale of all or substantially all of the assets of the Partnership, each remaining unit subject to this Agreement shall have substituted for it a like number and kind of units or shares of new or replacement securities as determined in the sole discretion of the Committee, subject to the terms and provisions of the Plan.
9.    Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Units (including Restricted Units) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Units may then be listed. No Units will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Units may then be listed. In addition, Units will not be issued hereunder unless 1.%2. a registration statement under the Securities Act, is at the time of issuance in effect with respect to the Units issued or 2.%2. in the opinion of legal counsel to the Company, the Units issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Units subject to the Award will relieve the Company of any liability in respect of the failure to issue such Units as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required

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documents with governmental authorities, stock exchanges, and other appropriate Persons to make Units available for issuance.
10.    Legends. The Company may at any time place legends referencing any restrictions imposed on the Units pursuant to Sections 4 or 9 of this Agreement on all certificates representing Units issued with respect to this Award.
11.    Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
12.    Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.
13.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Units or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
14.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
15.    Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon you and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
16.    No Right to Continued Services. This Agreement shall not be construed to confer upon you any right to continue as a member of the Board.
17.    Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Texas, without giving effect to any conflict of laws provisions.
18.    Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas, Texas and the United States District Court for the Northern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Units or this Agreement. In any

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dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.
19.    Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
20.    No Liability for Good Faith Determinations. The General Partner, the Partnership, the Company, HFC and the members of the Committee, the Board and the HFC Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Units granted hereunder.
21.    No Guarantee of Interests. The Board, the HFC Board, the General Partner, the Partnership, HFC and the Company do not guarantee the Units from loss or depreciation.
22.    Company Records. Records of the Company or its subsidiaries regarding your period of service, termination of service and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
23.    Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.
24.    Defined Terms.
(a)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under section 12 of the Exchange Act.
(b)    “Beneficial Owner” shall have the meaning provided in Rule 13d-3 under the Exchange Act.
(c)    “Change in Control” shall mean, notwithstanding the definition of such term in the Plan:
(i)    Any Person, other than HFC or any of its wholly-owned subsidiaries, HEP Logistics Holdings, L.P. (the “General Partner”), the Partnership, the Company, or any of their subsidiaries, a trustee or other fiduciary holding securities under an employee

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benefit plan of HFC, the Partnership, the Company or any of their Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities, or an entity owned, directly or indirectly, by the holders of the voting securities of HFC, the Company, the General Partner or the Partnership in substantially the same proportions as their ownership in HFC, the Company, the General Partner or the Partnership, respectively, is or becomes the Beneficial Owner, directly or indirectly, of securities of HFC, the Company, the General Partner or the Partnership (not including in the securities beneficially owned by such Person any securities acquired directly from HFC, the General Partner, the Partnership, the Company or their Affiliates) representing more than 40% of the combined voting power of HFC’s, the Company’s, the General Partner’s or the Partnership’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 24(e)(iii)(1) below.
(ii)    The individuals who as of the Date of Grant constitute the HFC Board and any New Director cease for any reason to constitute a majority of the HFC Board.
(iii)    There is consummated a merger or consolidation of HFC, the Company, the General Partner or the Partnership with any other entity, except if:
A.    the merger or consolidation results in the voting securities of HFC, the Company, the General Partner or the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of HFC, the Company, the General Partner or the Partnership, as applicable, or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
B.    the merger or consolidation is effected to implement a recapitalization of HFC, the Company, the General Partner or the Partnership (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly, or indirectly, of securities of HFC, the Company, the General Partner or the Partnership, as applicable, (not including in the securities beneficially owned by such Person any securities acquired directly from HFC, the Company, the General Partner or the Partnership or their Affiliates other than in connection with the acquisition by HFC, the Company, the General Partner or the Partnership or its Affiliates of a business) representing more than 40% of the combined voting power of HFC’s, the Company’s, the General Partner’s or the Partnership’s, as applicable, then outstanding securities.
(iv)    The holders of the voting securities of HFC, the Company, the General Partner or the Partnership approve a plan of complete liquidation or dissolution of HFC, the Company, the General Partner or the Partnership, as applicable, or an agreement for the sale or disposition by HFC, the Company, the General Partner or the Partnership of all or substantially all of HFC’s, the Company’s, the General Partner’s or the Partnership’s assets, as applicable, other than a sale or disposition by HFC, the Company, the General Partner or the Partnership of all or substantially all of HFC’s, the Company’s, the General Partner’s,

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or the Partnership’s assets, as applicable, to an entity at least 60% of the combined voting power of the voting securities of which is owned by the direct or indirect holders of the voting securities of HFC, the Company, the General Partner or the Partnership, as applicable, in substantially the same proportions as their ownership of HFC, the Company, the General Partner or the Partnership, as applicable, immediately prior to such sale.
(d)    “HFC” means HollyFrontier Corporation.
(e)    “HFC Board” means the board of directors of HFC.
(f)    “New Director” shall mean an individual whose election by the HFC Board, or nomination for election by holders of the voting securities of HFC, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the Date of Grant or whose election or nomination for election was previously so approved or recommended. However, “New Director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of HFC.
(g)    “Person” shall have the meaning given in section 3(a)(9) of the Exchange Act as modified and used in sections 13(d) and 14(d) of the Exchange Act.

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